As filed with the Securities and Exchange Commission on March 11, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Techpoint, Inc.

(Exact name of registrant as specified in its charter)

Delaware	80-0806545
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2550 N. First Street, #550

San Jose, CA USA 95131

(Address, including zip code, of Registrant’s principal executive offices)

Techpoint, Inc. 2017 Stock Incentive Plan

(Full title of the plan)

Fumihiro Kozato

President and Chief Executive Officer

2550 N. First Street, #550

San Jose, CA 95131 USA

(408) 324-0588

(Name, address and telephone number, including area code, of agent for service)

With a copy to:

James J. Masetti

Julie Park

Pillsbury Winthrop Shaw Pittman LLP

2550 Hanover Street

Palo Alto, CA 94304 USA

(605) 233-4500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

This Registration Statement shall become effective upon filing in accordance with Rule 462 of the Securities Act.

REGISTRATION OF ADDITIONAL SECURITIES

PURSUANT TO GENERAL INSTRUCTION E

The number of shares of Common Stock of Techpoint, Inc. (the “Registrant”) authorized for issuance as awards under the 2017 Stock Plan is subject to an annual increase on the first day of each fiscal year, for a period of not more than 10 years, beginning on January 1, 2018 and ending on January 1, 2027 in an amount equal to the lesser of (i) four percent (4%) of the outstanding shares of Common Stock on the last day of the immediately preceding fiscal year or (ii) if the Registrant’s board of directors (the “Board”) acts prior to the first day of the fiscal year, such lesser amount (including zero) that the Board determines for purposes of the annual increase for that fiscal year.

On January 1, 2022 the number of shares of the Registrant’s Common Stock authorized for issuance as awards under the 2017 Stock Plan was increased by 717,163 shares. This Registration Statement on Form S-8 (this “Registration Statement”) registers these additional shares of the Registrant’s Common Stock.

The content of the previous Registration Statements on Form S-8 filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on October 25, 2017 (File No. 333-221096), March 29, 2018 (File No. 333-224014), January 14, 2019 (File No. 333-229234), January 17, 2020 (File No. 333-235950) and March 12, 2021 (File No. 333-254223) are each incorporated by reference into this Registration Statement pursuant to General Instruction E on Form S-8. The securities registered by this Registration Statement are of the same class as the other securities for which the previous Registration Statement was filed.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Commission by the Registrant pursuant to the Securities Act and the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Commission on March 11, 2022 pursuant to Section 13 or 15(d) of the Exchange Act; and

(c) The Description of Securities Registered Pursuant to Section  12 of the Securities Exchange Act of 1934 (incorporated by reference to Exhibit 4.4 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019), including any amendment or report filed for the purpose of updating such description.

All documents that the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding any portions thereof furnished by the Registrant, including but not limited to information furnished under Item 2.02 and Item 7.01 and any exhibits relating to Item 2.02 or Item 7.01 furnished under Item 9.01 of Form 8-K and any certification required by 18 U.S.C. § 1350) after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Unless expressly incorporated into this Registration Statement, reports furnished on Form 8-K subsequent to the date hereof shall not be incorporated by reference into this Registration Statement, except as to specific sections of such reports that are filed or deemed filed as set forth therein.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 6. Indemnifications of Directors and Officers.

Section 145(a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the person’s conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or other adjudicating court shall deem proper.

Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.

The Registrant has entered into indemnification agreements with each of its directors and executive officers. These agreements provide that the Registrant will indemnify each of its directors and such officers to the fullest extent permitted by law and its charter and its bylaws.

Item 8. Exhibits.

Exhibit Number	Description
4.1	Form of common stock certificate of the Registrant (filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-219992), and incorporated herein by reference) (the “Registrant’s Form S-1”).

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

5.2	Opinion of Anderson Mori & Tomotsune.

23.1	Consent of BDO USA, LLP.

23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

23.3	Consent of Anderson Mori & Tomotsune (included in Exhibit 5.2).

24.1	Power of Attorney (included in signature page hereof).

99.1	Techpoint, Inc. 2017 Stock Incentive Plan and forms of agreement thereunder (filed as Exhibit 10.3 to the Registrant’s Form S-1 and incorporated herein by reference).

107	Filing Fee Table.

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California on the 11th day of March, 2022.

Techpoint, Inc.

By:	/s/ Fumihiro Kozato
Fumihiro Kozato
President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints Fumihiro Kozato and Maureen A. Monahan, and each of them, as his or her attorney-in-fact and agent, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorney-in-fact and agent or his or her substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Fumihiro Kozato	President and Chief Executive Officer	March 11, 2022
Fumihiro Kozato	(Principal Executive Officer)

/s/ Maureen A. Monahan	Chief Financial Officer and Vice President of	March 11, 2022
Maureen A. Monahan	Administrations (Principal Financial and Accounting Officer)

/s/ Dr. Feng Kuo	Director	March 11, 2022
Dr. Feng Kuo

/s/ Robert Cochran	Director	March 11, 2022
Robert Cochran

/s/ Fun-Kai Liu	Director	March 11, 2022
Fun-Kai Liu

/s/ Dr. Noriko Endo	Director	March 11, 2022
Dr. Noriko Endo

/s/ Dr. Yaichi Aoshima	Director	March 11, 2022
Dr. Yaichi Aoshima